Exhibit T3A-60

The undersigned, GABRIEL AURELIO GALINDO and CASTILLERO, of full age, males, and domiciled in Republic of Pa.nama, for the purpose of forming a auant to the provisions of the establish, form and constitute the following: ARTICLmS OF INCORPORATION 1. The name of the corporation is WEATHERFORD PRODUCTS AND SERVICES, S. A. 2. The general purposes of the corporation are to do any and all of the things hereinafter set forth to the same extent as nat ural persons might or could do such things in any part of the oforld, namely: a) To establish, transact and carry on generally a financial investment and brokerage business in all its branches, and to or ganize or carry on and undertake any business,t ansaction or oper ation commonly undertaken by financiers, capitalists, promoters, unde riters of shares, stock or other.securities or obligations of per.sons1 companies, corporations, partnerships or associations or by dealers in land, options oconcessions or by merchants, manufacturers and traders, to carry on any other trade or business whatsoever which can be advantageously carried on by the corpora tion in connection with or aa ancillary to the general business of the corporation as hereinabove or hereinafter stated or referred to. b) To invest the capital of the corporation, accretions to capital and the income of the corporation or any part thereof as the aoard of Directors may determine, in real property including the construction and alteration of buildings, and in personal prop erty of any description whatsoever, including mortgages, bonds, stocks, shares and other securities, and from time to time to change said investments by sale, exchange or otherw se 1 and to invest the proceeds of any sale or sales in other investments of a like nature. a) To establish, transact and carry othe business of a manufacturing, merchandising and trading company; to manufacture, purchase, lease, sublease and aoguire by contract, license or other-

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wise, and to hold, own, mortgage, pledge, hypothecate, exchange, sell, assign, and transfer, or otherwise dispose of, to manage invest, trade, deal in and with, both for its own account and for the account of others, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description.

d) To establish, transact and carry on the business of exporters, importers and forwarders as principal, factor, agent, broker, trustee, commission merchant or otherwise, in the Republic of Panama, and in any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto; to export from and import into the Republic of Panama and from and into any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto, as principal, factor, agent, broker, trustee, commission merchant or otherwise, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description; to deal in bills of lading, warehouse receipts and any and all other documents necessary or incidental to the conduct of such business; to act as factor, agent, broker, representative, trustee or commission merchant for any person or company.

e) To establish, transact and carry on the general construction, engineering and contracting business, including but not limited to the designing, constructing, enlarging, repairing, maintaining, removing, or otherwise engaging in any work upon, buildings, roads, highways, plants, bridges, piers, docks, canals, mines, shafts, water works, railroads, railway structures; and to extend and receive any contracts or assignment of contracts for or in relation to, or connected with the foregoing; and to manufacture and furnish the materials and supplies connected with the foregoing.

f) To purchase, build, hire, charter, or otherwise, own, hold, use, and dispose of steam and other ships and vessels and their appurtenances; to establish, operate and maintain steam and other ships and vessels between any cities, towns and ports in the

- 3 - Republic of Panama or in any part of the world, to trans ort passengers, raw materials, goods, commodities, animals and other property of every ltind description. y g)To apply for, purchase, register or in any manner to ac quire, to hold, own, use, operate and introduce, to sell, lease, assign, pledge or in any manner dispose of, and in any manner deal with patents, patent rights, licences, copyrights, trade marks, trade names, formulae, secret processes, inventions, provements, and processes used in connection with or secured under leases, patents or similar rights granted by the Republic of Panama or by any othet country or government or otherwise; and to acquire, own, use, deal in or with, and in any manner dispose of any and all in ventions, improvements, and processes, labels, designs, brands or other rights, and to work, operate, exerQise or develop the same and to carry on any business which the corporation may deem advan tageous to effectuate, directly or indirectly, these purposes or any of them. h) To gUarantee or become liable for the payment of money or for the p rformanoe of any obligations, and generally to transact all kinds of guarantee business, also to transaat all kinds of trust and agency business. i) To purchase or otherwise acquire, open and work mines, forests, quarries,fisheries and factories, and to stock, cultivate and prove any of the lands from time to time belonging to the corporation, or·in which the corporation shall be interested, to erect buildings thereon, and sell or otherwise dispose of the produce thereof. j) To acquire by original subscription, syndicate participa tion, tender, purchase, or otherwise and to hold, sell, exchange, surrender, lease, assign, transfer, mortgage, change, convert, turn to account, deal in, pledge or otherwise dispose of shares, stocks, debenture stocks, aorip, debentures, bonds, mortgages, notes, \>Tar rants, qoupons, drafts, ob igations, securities, produce, conoes-

-4-sions, options, patents, annuities, licences, business concerns and goodwill, claims, privileges, tion of all kinds, commercial instruments, and contracts of every nature and kind, issued, anteed by any other person or company and irrespective !ness which it may be carrying on or authorized to carry on, and irrespective of the locality in which it operates, or issued, created or guaranteed by any government, public body or authority, municipal, local or otherwise, and whether of the Republic of Panama or elsewhere, and while the owner thereof to receive, and dispose of interest and dividends thereon and income therefrom, and to exercise all the rights, powers and privileges of ownership, including the right to vote thereon. k) To acquire and undertake tha whole or any part of the bus iness, prope ty and liabilities of any person or company carrying on any business or possessed of property suitable for the purposes of this oo oration, and to oarr,y on, conduct, assist, subsidize, contribute to, dissolve or liquidate any business so acqUired, or any other business which can be advantageously carried on by the corporationt to organize, incorporate, reorganize, aid, assist fi or to amalgamate, consolidate or merge with, nancially ootherwise, any subsidiary or affiliated company, or any other company and to do any and all things necessary or convenient to carry such nurooses1 into effect. l) To draw, make, accept, indorse, discount, execute, issue and deal in promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instru ments. m) To purchase, take on lease or in Kchange,hire or other wise acquire, hold, sell, mortgage or pledge, t ansfer or otherwise dispose of any real and personal property and any rights and privi leges which the corporation may think necessary or donvenient for the purposes of its businessand to pay for any such property and any rights, interests or privileges acquired by the corporation by

- 5 - means of money or other property, rights or interes corporation, or by issuing therefor or assisning an bonds, debentures,. notes, certificates of indebtedness obligations, or any of them, however evidenced. n) To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue its own capital stock, bonds, debentures, notes or other securities, obligations or evidences of indebtedness of this corporation from time to time to such extent and in such manner and upon such terms as the Board of Directors shall determine, provided that shares o£ its wn capital stock belonging to this corporation shall not be voted upon di rectly or indirectly. o) To borrow money, to issue bonds, promissonotes, bills of exchange, debentures, debenture stock and other obligationS!, se curities and evidences of indebtedness, whether secured by mortgage, pledge, deed of trust or otherwise, or unsecured, for money borrowe or in payment of p operty, real or personal, purchased or acquired, for labor done or for any other lawful object; to mortgage or pledg all or any part o£ its properties, rights, interests, easements and franchises, including after acquired property or rights, and any and all shares of stock, bonds, debentures or other securities, obligations or evidences of indebtedness at any time owned or held by it. p) To insure with any other person or company against losses, damages, risks and liabilities of all kinds which may affect this corporation. q) To establish and support or aid in the establishment and support of aasooiations, institutions, funds, trusts and conve niences calculated to benefit employees or exwemployees of the cor poration or the dependents or connections of such persons, and to grant pensions and allowances, and to make payments towards insur ance, and to subscribe or guarantee money for charitable or benev olent objects or for any exhibition or for any public, general or

- 6 - useful objects. r) To make and carry into effect any agreemen '; for sharing profits, union of interests, oooperation,£; -a ture, reciprocal concession or otherwise, with and to manage or supervise any person or company, carrying on or engaged in,or about to carry on or engage in, any business or transaction which this corporation is authori2ed to carry on or engage in, or any business or transaction capable of being conducted so as to benefit this corporation directly or indireotlyJ to accept by way of con sideration for any such agreement or contract or for management services cash or any stock,debentures or securities of any person or company. s) To establish or promote and to cause to be incor.porated any company for the purpose of acquiring all or any of the property and liabilities of this corporation, or for any other purpose which may seem caloulat$d to benefit this corporation directly or in directly. t) To·enter into, makev perform and carry out contracts of every kind for any lawful purpose7 to enter into any arrangements with any governments ¢r authorities, municipal, local or otherwise and to obtaifrom any such government or authority, any rights, privileges and concessions which the corporation may consider desir able to obtain, and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions. u) To sell, lease or otherwise dispose of the whole or any part of the assets, rights, property or undertakings of the corpora tion for cash, shares, debentures, bonds# mortgages or other se curities of any other company, or for sueconsideration as the Board of Directors may think fit; to improve, manage, develop, exchange, mortgage, turn to account or otherwise deal witht all or any part of the assets, rights and property of the corporation. v) To lend or advance money or give credit to, or give guar antee or become security for, stockholders, officers or directors of the. corporation, any person, firm or corporation in which the co -

- 1 - poration bas any direct or indirect beneficial located, customers or others having dealings with the cpr•a1 on such terms as the Soard of Directors may deem c =· w) To have one or more offices and to carry ,.---'-4 any or all of its operations and business and to do alii such things as are conducive or incidental tthe attainment of its corporate purposes in the Republ:l.o of Panama and in any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto; and to lteep the books and accounts of the corporation, including the Stock Register, at any place or places, either within or without the Republic of Panama1 and to procure the registration or qualification or recognition of the corporation in or under the laws of any colony, dependency, do minion, possession, state, territory or countin the world. x) To provide for the management of the affairs of the corpo ration abroad in such manner and by such means as the directors may .from time to time deem suitable and appropriate and for the dele gation to an attorney or attorneys of the corporation, who may be any person or persons, of such powers, authorities and discretions as the directors may think fit. y) To distribute in specie by way of dividend or othe ise, among the stocltholders, customers o:r: employees of the corporation, any shares of stook or securities belonging to the corporation or any property or assets of the corporation. z) To do any and all of the above acts and things and to have and exercise any and all of the above powers in any part of the world and either as principal, agent, faoto:r:, broker, commission merchant, trustee, attorney, contractor or otherwise and either alone or in conjunction with others and either by or through agents, trustees or otherwise, and to do all such other things as are incidental or conducive to the attainment of the above purposes or any of them. It is hereby declared that the word "company" wherever used in this Article 2 shall be deemed to include any partnership or

- 8 body of persons, whether incorporated or not inco:rpc':Jr i. and whether organized or domiciled in the Republic elsewhere, and the intention is that the purposes paragraph of this Article 2 shall, except where otherwise in auoh paragraph1 be in no wise limited or restricted by reference or inference, from the terms of any other paragraph and that in the event of any ambiguity this Arti<: le 2 shall be construed in such a way as to widen and not to restrict the powers of the corporation. With these purposes the corporation shall have all the powers outlined in Article 19 of Law 32 of 1927 of the Republic of Panama as well as any other powers which may be granted to the corporation by any other laws in force. 3. eauthorized capital of the corporation shall con (a) sist of TEN THOUSAND DOLLARS ($10#000.00) U.S.Cy., divided into TEN THOUSAND (10,000) shares of the par value of ONE DOLLAR ($1.00) each. Shares may be issued to bearer. (b)The voting power shall be vested exclusively in the holders of such shares, one vote for each share so held. (c)Any holder of a certificate for shares issued to bearer may exchange such certificate for a certificate or certif icates for a like number of shares of the same class issued in his name; and the holder of a certificate for shares issued in the name of the otmer thereof may exchange it for a certificate or certificates for a like number of shares issued to bearer. 4. The number of shares of stock which each subscriber to these Articles of Inoo oration agrees to take is as follows: ADDRESSES NAMES GABRIEL AURELIO GALINDO NO. OF SHARES Bank of America Building 50th Street,Panama, R.P. 1 CECILIO AUGUSTO CASTILLERO Bank of America Building 50th Street, Panama, R.P. 1 . ····. 5. e liability of each stockholder is limited to the amount, if any, unpaid on his shares.

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REPUBLICA DE PANAMA
PRIMERA DEL CIRCUITO

6. The domicile of the corporation is in the Republic of Panama, and the name of its Resident Agent is the law firm ARIAS, FABREGA & FABREGA, whose domicile is at Bank of America Building, 50th Street, Panama, Republic of Panama.

7. The duration of the corporation's existence is to be perpetual.

8. (a) The number of the first directors of the corporation is to be THREE (3) and their names and addresses are as follows:

| NAMES | ADDRESSES |
|---|---|
| EUGENE L. BUTLER | 1323 D. Vistawood Drive<br>Houston, Texas 77077<br>U. S. A. |
| FRIEDRICH H. LANGER | 3023 Kenross Street<br>Houston, Texas 77043<br>U. S. A. |
| KURT K. BUSHATI | Robert-Koch-Str. 19A<br>3012 Langenhagen<br>West Germany |

(b) Subject to the provisions of the law and of these Articles of Incorporation, the number and term of office of directors shall be fixed by or determined in the manner prescribed in the By-Laws of the corporation. Except as otherwise provided in the By-Laws of the corporation, in case of vacancies in the Board of Directors, a majority of the directors then in office may elect directors to fill such vacancies. It is not necessary that directors be stockholders. Directors may be removed at any time, without cause, by the vote of the holders of a majority of the outstanding shares entitled to vote for directors. A majority of the directors shall constitute a quorum at any meeting of the Board of Directors.

(c) The Board of Directors may exercise all of the powers of the corporation except such as are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders.

(d) At any meeting of the directors, any director may be represented and vote by proxy or proxies (who need not be directors) appointed by an instrument in writing, public or private,

- 10 - with or without power of substitution. (e) A director may hod any remunerativeV"'f-1''"' with the corporation in addition to the office of , 'L rector shall be disqualified from entering into co:ntl,ac s · ··M -, ments or dealings with the corporation and no such I'I01rtt-.1' ::.ij ;;;;aiPI'"". rangements or dealings shall be voided, whether they be with director or with a corporation in which he is interested as me.mber or director or officer or otherwise, and no director to aoaount to the corporation for any profit arising out of any such contract, arrangement or dealing, provided that such director discloses to ·the directors of the corporation his interest in such contract, arrangement or dealing at or before the time such arrangement or dealing is determined upon or entered into and such contract, arrangement or dealing is approved by the Board of Di-reotors. (f) The Board of Directors may appoint two or more of their number to constitute an Exeoutive Committee or any other com mittee or committees, who shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the corporation to the extent and subject to the restrictions ex pre$sed in the Articles of Inoo oration, the By-Laws or the res olution appointing such committee or committees. 9 • All the meetings of the stockholders and of the Board of Directors of the corporation shall be held at the office of the corporation in the Republic of Panama or at any other place or \ places, within or without the Republic of Panama. 10.(a)The first officers of the coxporation shall be: NAME EUGENE L. BUTLER FRIEDRICH H.LANGER KURT K.BUSHATI PHILIP M. MNFRO LESLIE D. TALBERT OFli'IC!ll President Viae-President Vice-President seoretaey Treasurer

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(b) The same person may be elected or appointed by the corporation to two or more offices.

11. This corporation reserves the right to amend these Articles of Incorporation as from time to time amended, in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF we hereby sign and execute these Articles of Incorporation, in the City of Panama, Republic of Panama, this 28th day of January, 1981.

Gabriel Aurelio Galindo

Cecilio Augusto Castillero

Yo, LIBORIO GARCIA A., Notario PUblico Primero del Circuito de Pcnama, con cedula ,(6-.12-43)·, Certifico que.este documento es una copia fiel y e acta el original que reposa en la EscriPublica No. (320) de esta Notar:La· Panama, 28 de Enero de 1981.-

inlingua Translation Service
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T.12018

REPUBLIC OF PANAMA

Ministry of Treasury and Finance

NOTARY OFFICE NO. 1
FOR THE DISTRICT OF PANAMA

(GOVERNMENT AND NOTARY STAMPS)
(TAX STAMP PAID)

NOTARY PAPER - Fee: 3 Balboas

PUBLIC DOCUMENT NUMBER EIGHT THOUSAND FOUR HUNDRED AND FIFTY-TWO

-------------------------------(8452)--------------------------

For the Official Registration of Certificate of Amendment of the Corporation named WEATHERFORD PRODUCTS AND SERVICES S.A., whereby the name is changed to WEATHERFORD SERVICES, S.A., and the authorized capital is increased.

Panama, September 14, 1983.

In Panama City, Capital of the Republic and Seat of the Notary District bearing the same name, on September fourteen (14), Year Nineteen Hundred and Eighty-Three (1983), before me, PEDRO OSCAR BOLIVAR, Notary Public No. 1 for the District of Panama, holder of Personal Identification Card No. Eight - Ninety-Nine - Seven Hundred and Four (8-99-704), personally appeared Doctor CECILIO AUGUSTO CASTILLERO, a male, of legal age, married, an attorney, a Panamanian, resident of this City, holder of Personal Identification Card No. Six - Twenty-Four - Eight Hundred and Sixty-Two (6-24-862), known to me, in his capacity of Legal Representative of the attorney firm ARIAS, FABREGA & FABREGA, which is the Resident Agent for the mentioned corporation registered in the Public Registry, Section of Business Entities, on Card File No. Zero Sixty-Seven Thousand Ninety-Three (067093), Roll No. Five Thousand Three Hundred and Ninety-Three (5393), Frame No. Zero One Hundred and Thirteen (0113), since February nine (9), Nineteen Hundred and Eighty-One (1981), and he submitted to me for its registration, as I now indeed enter in the record, a document executed in English, accompanied by its respective Spanish translation, which contains an amendment to the Articles of Incorporation, whereby the name is changed to WEATHERFORD SERVICES, S.A., and the authorized capital is increased.

E83-024135

3110 Southwest Freeway • Suite 200 • Houston, Texas 77098 • Telephone (713) 528-1515

The contents of the mentioned document are transcribed and copied in this Instrument. Having read this Instrument to the declarant in the presence of witnesses to the Instrument, namely Messrs. RENE VERGARA, holder of Personal Identification Card No. Eight - One Hundred and Ninety-Six - Six Hundred and One (8-196-601), and NATZUL POZO BELUCHE, holder of Personal Identification Card No. Eight - Two Hundred and Nine - One Thousand Four Hundred and Ninety-Four (8-209-1494), both of them of legal age and residents of this City, who are known to me and who are qualified to perform their office, all of them approved and ratified it, and they have signed said Instrument for the record before me, the Notary, and I bear witness thereof.

THIS DOCUMENT IS IDENTIFIED UNDER NUMBER EIGHT THOUSAND FOUR HUNDRED AND FIFTY-TWO ------------(8452)----------------------
(Signed) CECILIO AUGUSTO CASTILLERO. ---- Rene Vergara.----Natzul Pozo Beluche.----- PEDRO OSCAR BOLIVAR, Notary Public No. 1.

TRANSLATION

CERTIFICATE OF AMENDMENT

(By unanimous consent of the Shareholders)

We, the undersigned, WEATHERFORD/LAMB, INC., holders of all the issued and outstanding shares entitled to vote of Weatherford Products & Services, S.A., a Panamanian corporation, hereby agree and consent to amend, and hereby do amend the Articles of Incorporation of said corporation so that hereinafter Articles One (1) and Three (3) of the Articles of Incorporation shall read as follows:

"1. The name of the corporation is WEATHERFORD SERVICES, S.A."

"3. (a) The authorized capital of the corporation shall consist of FIFTY THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$50,000.00), divided into FIFTY-THOUSAND (50,000) shares, each with a par value of ONE DOLLAR (US$1.00).

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(b) Only the holders of said shares shall be entitled to vote on the basis of one vote per share held." Subscribed. in Houston, Texas, United States of America, on September eight (8), Nineteen Hundred and Eighty-Three {1983). WEATHERFORD/LAMB, INC.By: (Signed) Eugene L. Butts. CERTIFICATE OF THE SECRETARY I, the undersigned, K. Grant Hutchins, Secretary of Weatherford Products & Services, S.A., h reby certify that the persons who executed the attached Certificate of Amendment are the holders of all the issued and outstanding shares entitled to vote. subscribed in Houston, Texas, United States of America, on September eight (8), Nineteen Hundred and Eighty-Three (1983). (Signed) K. Grant Hutchins, Secretary. STATE OF TEXAS, COUNTY OF HARRIS, UNITED STATES OF AMERICA BEFORE ME, the undersigned authority, persona.lly appeared on this day, K. GRANT HUTCHINS, Secretary of Weatherford Products & Services, S.A., a Panamanian corporation, known to me as the person whose signature is subscribed in the foregoing instrument, and who acknowledged to me that he executed the same in his capacity expressed therein as the act and deed of the said corporation. Given under my hand and seal of office on September eight (8), Nineteen Hundred and Eighty-Three (1983)• . (Signed} Pamela s. Weber, Notary Public in and for the State of Texas - My commission expires August 28, 1984. NOTARY SEAL. The above is a true and accurate translation of its English original. E83-024136 -3-

Panama, September 14, 1983. (Signed) Zully Franceschi de Martinez, Public Interpreter, I.D. CArd No. 4-100-2586. SEAL. -------------

This copy agrees with its original, and I issue, seal and sign said in Panama City, the Republic of Panama, on September fourteen (14), Year Nineteen Hundred and Eighty-Three (1983).

NOTARY SEAL - Republic of Panama

(Signed - PEDRO O. BOLIVAR, Notary Public No. 1)

PUBLIC REGISTRY OFFICE - Panama

This Document was filed at 9:18:31 a.m.,
September 19, 1983, Volume 160, Page ----,
Entry no. 5690 - Daily Register
by (Signed - Gilberto Pitti)
Fee: 51.60 Balboas
Payment No. 304921 by (Signed - Illegible Signature)
(SEAL OF THE REPUBLIC OF PANAMA - PUBLIC REGISTRY OFFICE)

STAMPED - Have it entered on the record
(Signed - Gonzalo Campos - Section Chief)
Gonzalo Cornejo Campos
(SEAL OF PANAMA - PUBLIC REGISTRY OFFICE)

THE FOREGOING DOCUMENT HAS BEEN REGISTERED IN THE PUBLIC REGISTRY.

(Microfilm Section (For Business Firms)
File Card No. 067093
Roll No. 11732
Picture Frame No. 0150
Fee: 51.60 Balboas
Panama, September 21, 1983
Head of Microfilm
(Signed)

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· SEAL OF PANAMA REPUBLIC OF PANAMA Ministry of Treasury and Finance The undersigned, Officer of the Oirectorate of Administrative Services for the Ministry of the Government and Justice, duly authorized for this act, CERTIFIES that the foregoing signature of Maysa E. De Williams, who is named in this document as Head of Microfilm, is authentic,September 21, 1983. Panama, October 13, 1983.(Signed) The Oirector of the Administration and Accounting Department of the Ministry of Foreign Affairs, CERTIFIES that the foregoing signature which reads:URANIO B. DE SILVERO, is the authentic signature of the Officer who, on October 13, 1983, held the office of (Illegible) of the Ministry of the Government and Justice. Panama, October 13, 1983. (Signed) REPUBLIC OF PANAMA MINISTRY OF FOREIGN AFFAIRS Authentication No, 28651 A-83-18683 -5-

TRANSLATION

PUBLIC DEED NUMBER SIX THOUSAND EIGHT HUNDRED SIXTY-THREE

(6,863)

WHEREBY A WRITTEN RESOLUTION APPROVED BY THE PARTNERS IN LIEU OF THE ANNUAL GENERAL MEETING OF THE LIMITED LIABILITY COMPANY NAMED WEATHERFORD SERVICES S. DE R.L., ELECTING NEW ADMINISTRATORS, AMENDING ARTICLE 7 OF THE INCORPORATION CHARTER, AND RATIFYING THE ACTS OF THE ADMINISTRATORS, IS NOTARIZED.

Panama, June 4, 2018.

In the City of Panama, Capital of the Republic and Head of the Notarial Circuit by the same name, on the 4th day of the month of June of the year 2018, before me, Attorney-at-Law HERMES ARIEL ORTEGA BENÍTEZ, First Notary Public of the Circuit of Panama, with Personal Identity Card No. 8-384-920, personally appeared Doctor of Laws ROY CARLOS DURLING TUDISCO, male, of legal age, married, lawyer, Panamanian, domiciled in this City, with Personal Identity Card No. 8-500-597, whom I know, in his capacity as Legal Representative of the law firm ARIAS, FÁBREGA & FÁBREGA, recorded at Electronic folio number 347 M of the Legal Persons Division of the Public Registry Office, Resident Agent of the limited liability company named WEATHERFORD SERVICES S. DE R.L., recorded at the Public Registry Office, Microfilms (Mercantile) Division, at Microjacket 1539, Document 1701187 as of December 28, 2009, and presented to me for notarization, and I do notarize according to the contents and scope of Article 1751 of the Civil Code, a document executed in English together with the corresponding translation into Spanish, containing a Written Resolution approved by the Partners in lieu of the Annual General Meeting of the limited liability company named WEATHERFORD SERVICES S. DE R.L., electing new Administrators,

2

amending Article 7 of the Incorporation Charter, and ratifying the acts of the Administrators.

The contents of the aforementioned document are transcribed in a copy of this Instrument. -- Once this Deed was read to the appearing party in the presence of attesting witnesses, SILVIA CRISTEL HERNÁNDEZ ARAÚZ, with Personal Identity Card No. 4-716-159, and JOHANA ELIDIA BARRIA FUENTES, with Personal Identity Card No. 6-711-1379, of full age, domiciled in this City, whom I know and are qualified to hold such office, they found it in order, approved it and they all sign it as evidence, before me, the Notary, to all of which I attest.

THIS IS DEED NUMBER SIX THOUSAND EIGHT HUNDRED SIXTY-THREE

(6,863)

(Sgd.) ROY CARLOS DURLING TUDISCO - SILVIA CRISTEL HERNÁNDEZ ARAÚZ - JOHANA ELIDIA BARRIA FUENTES - Attorney-at-Law HERMES ARIEL ORTEGA BENÍTEZ, First Notary Public of the Circuit of Panama.

<u>TRANSLATION</u>

WEATHERFORD SERVICES, S. DE R.L.

WRITTEN RESOLUTION ADOPTED BY THE PARTNERS

IN LIEU OF THE ANNUAL GENERAL MEETING

We, the undersigned, being the totality of partners of Weatherford Services, S. de R.L., a limited liability company organized and existing under the laws of the Republic of Panama, with registered office at P.H ARIFA, 9th and 10th Floors, West Boulevard, Santa Maria Business District, Panama, Republic of Panama (the "Company"), do hereby adopt the resolutions by Written Consent in Lieu of the Annual General Meeting attached hereto as *Annex A*.

IN WITNESS WHEREOF, the undersigned have executed this Written Resolution on April 30, 2019.

PARTNERS:

Weatherford Holding GmbH

3

(Sgd.) Kurt Meyer, Managing Director

**Weatherford Services, Ltd.**

(Sgd.) Frederico Justus, Vice President,

Annex A

**WEATHERFORD SERVICES S. DE R.L.**

**WRITTEN RESOLUTION ADOPTED BY THE PARTNERS**

April 30, 2018

**ADMINISTRATORS**

**RESOLVED,** that James C. Parent be removed as Administrator of the Company effective as of April 9, 2018.

**RESOLVED,** that Steven F. Carvalho be appointed as an Administrator of the Company effective as of April 9, 2018.

**RESOLVED,** that Charity R. Kohl be removed as Administrator of the Company effective as of April 26, 2018.

**RESOLVED,** that Christine M. Morrison be appointed as an Administrator of the Company effective as of April 26, 2018.

**RESOLVED,** that Mohammed Dadhiwala, and Tan Kah Huan be re-appointed as Administrators of the Company.

**RESOLVED,** that the following individuals constitute the entire slate of Administrators of the Company, holding the office set forth opposite their respective names, until their respective successors are elected and qualified or until their earlier resignation, removal or death:

Christine M. Morrison

Steven F. Carvalho

Mohammed Dadhiwala

Tan Kah Huan

**RESOLVED,** that Article Seven of the Incorporation Charter of this Company be amended in order that henceforth it reads as follows:

"**ARTICLE SEVEN:** ***(Administrators)***

(a) The administrators of the Company (the *Administrators")* shall be:

4

---1) Steven F. Carvalho, male, citizen of the United States of America, with passport number 549487956.

---2) Christine M. Morrison, female, citizen of the United States of America, with passport number 552519030.

---3) Tan Kah Huan, male, citizen of Singapore, with passport number E6456275B.

---4) Mohammed Dadhiwala, male, citizen of United Kingdom of Great Britain and Northern Ireland, with passport number GBR 510915691.

(b) The Administrators are hereby granted with broad powers, in order that they may represent the Company, any one of them acting singly, including, but not limited to, delegating powers to third parties, in the Republic of Panama and in any other part of the world.

(c) The Administrators shall have full and complete discretion to manage and conduct the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, advisable or appropriate to accomplish the purposes of the Company as set forth in this Charter.

Notwithstanding the foregoing, the Administrator shall require special authorization from the Members to carry out acts or enter into contracts beyond the normal course of business of the Company, including, inter alia, to transfer its assets, and to encumber them to secure debts of the Company.

(d) The Members shall appoint and remove the Administrators."

**RESOLVED FURTHER**, to authorize and instruct Arias, Fábrega and Fábrega, Resident Agents for the Company, to notarize and file these resolutions with the Panama Public Registry.

<u>RATIFACTION OF ACTS OF ADMINISTRATORS</u>

**RESOLVED**, that all acts and proceedings of the Administrators of the Company done and performed for the year ended April 30, 2018, as

5

evidenced by the minutes and books of accounts of the Company, be and the same are hereby approved, ratified, sanctioned and confirmed.

The resolutions adopted by virtue of this Written Consent of the Partners in Lieu of the Annual General Meeting shall have the same force and effect as if adopted at the Annual General Meeting of said Partners pursuant to the laws of Panama.

The Written Consent of the Partners may be signed bearing a facsimile signature.

This is a true translation of the original document in English, Panama, June 4, 2018. (Sgd.) Irma S. de Davis, Certified Public Translator, ID No. 8-137-549 – (SEAL)

This copy that I issue, seal and sign in the City of Panama, Republic of Panama on this 4th day of the month of June 2018 conforms to the original document.

(Sgd.) Attorney-at-Law Hermes Ariel Ortega Benítez, First Notary Public – (SEAL OF THE FIRST NOTARY PUBLIC'S OFFICE OF THE CIRCUIT OF PANAMA – REPUBLIC OF PANAMA)

PANAMA PUBLIC REGISTRY OFFICE
SIGNED BY: LILIVA RUIZ HERRERA
DATE: JUNE 6, 2018 15:54:45 -05:00
ACTION: COMPLETION OF PROCEDURE
PLACE: PANAMA, PANAMA

EVIDENCE OF REGISTRATION

PROCEDURE REQUESTED UNDER ENTRY NUMBER 229167/2018 (0) FILED AT THIS REGISTRY OFFICE ON JUNE 4, 2018 AT 04:55 P.M. HAS BEEN COMPLETED.

OWNER OF DOCUMENT

WEATHERFORD SERVICES S. DE R.L.

DOCUMENT FILED

PUBLIC DEED NO. 6863

AUTHORIZED BY: HERMES ARIEL ORTEGA BENÍTEZ, FIRST NOTARY PUBLIC

6

DATE: JUNE 4, 2018

NUMBER OF COPIES: 1

<u>PAYMENT EVIDENCE SUBMITTED</u>

CARD PAYMENT VOUCHER 998324

FOR SIXTY-FIVE BALBOAS (B/.65.00) (Panama legal currency)

PAYMENT DATE: JUNE 4, 2018

<u>ELECTRONIC ENTRIES MADE (ON REAL ESTATE OR MICROJACKET)</u>

(MERCANTILE DIVISION) FOLIO NO. 1539(L) ENTRY NO. 6 CHANGE OF ADMINISTRATORS OF THE COMPANY

SIGNED BY LILIVA RUIZ HERRERA

DATE OF REGISTRATION: WEDNESDAY, JUNE 6, 2018 (03:54 P.M.)

This document bears the valid electronic signature of LILIVA RUIZ HERRERA.

(Here follows bar code)

The authenticity of this document may be verified at: https://www.registro-publico.gob.pa

===========================================================================

This is a true translation of the original document in Spanish. Panama, June 11, 2018. (Sgd.) Irma S. de Davis, Certified Public Translator, ID No. 8-137-549 (SEAL).

IRMA S. DE DAVIS
17 de Enero de 1978
Intérprete Público Autorizado

**CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF**

**WEATHERFORD SERVICES S.A.**

We, the undersigned, **RAMZI AL-HEUREITHI**, President and **JOSEPH C. HENRY**, Assistant-Secretary, of WEATHERFORD SERVICES S.A., a corporation organised and existing in accordance with the laws of the Republic of Panama, to be transformed and converted into a limited liability company ("Sociedad de Responsabilidad Limitada") registered in the Republic of Panama, to be called WEATHERFORD SERVICES S. de R.L., with a capital of USD FIFTY THOUSAND DOLLARS (USD$ 50,000.00—) divided into FIFTY THOUSAND QUOTAS (50,000) of the value of USD $ ONE DOLLAR (USD$ 1.00—) each, pursuant to the provisions of Law No. 4 of January 9th, 2009 of the Republic of Panama do hereby certify that the Articles of Incorporation of said corporation have been amended and restated to comply with the laws of the Republic of Panama so that henceforth said Articles of Incorporation now to be referred to as the Limited Liability Company Agreement in English and Spanish read as follows:

**ARTICLE ONE:** ***(Name)*** The name of the *Sociedad de Responsabilidad Limitada* is **Weatherford Services S. de R.L.**

**ARTICLE TWO:** ***(Nature of Business and Purposes)*** The general purposes of the company are to do any and all of the things and to exercise in accordance with this Charter any and all of the powers hereinafter set forth in any part of the world, namely: ------------------------------

**(a)** To establish and carry on any financial and investment activity, financing companies, asset management ---------------------------------

**(b)** To carry on any lawful business in any part of the world and do any and all of the above acts and to have any and all of the above powers, alone or with others and through agents or otherwise, and as trustee, without conducting trust business in the Republic of Panama; and to do all such other things as are incidental to the attainment of the above purposes. ---------------------------------------------------

The purposes specified in each paragraph of this Article Two shall not be restricted by reference to or inference from, any other paragraph,

and in the event of any ambiguity this Article Second shall be construed in such a way as to widen and not to restrict the powers of the company. ---------------------------------------------------------

**ARTICLE THREE:** ***(Members of the company)*** The members of the company are: -------------------------------------------------------------

**Weatherford Holding GmbH,**
Incorporated under the laws of Germany on 7th December, 1989 with Registration Number Hannover B 51470 – Federal Republic of Germany and principal office at Hainhauser Weg 150, 30855 Langenhagen, Germany

and

**Weatherford Kopp GmbH**
Incorporated under the laws of Germany on August 29th 2001, with Registration Number Osnabruck B 100895 and principal office at Friedrich-Ebert-Str. 131 49811 Lingen, Germany.

**ARTICLE FOUR:** ***(Capital of the company)*** **(a)** The capital of the company shall be USD FIFTY THOUSAND DOLLARS (USD$ 50,000.00—) divided into FIFTY THOUSAND QUOTAS (50,000) of the value of USD $ ONE DOLLAR (USD$ 1.00—) each ---------------------------

**(b)** The members have subscribed and fully paid in cash the quotas of the company in the following proportions:-----------------------------

**1. Weatherford Holding GmbH,** **49,999 Quotas**
Incorporated under the laws of Germany on 7th December, 1989 with Registration Number Hannover B 51470 – Federal Republic of Germany and principal office at Hainhauser Weg 150, 30855 Langenhagen, Germany

**2. Weatherford Kopp GmbH** **1 Quota**
Incorporated under the laws of Germany on August 29th 2001, with Registration Number Osnabruck B 100895 and principal office at Friedrich-Ebert-Str. 131 49811 Lingen, Germany.

**(c)** The liability of the members for the obligations of the company shall be limited to the amount, if any, promised but unpaid on their quotas. ----------------------------------------------------------------

**(d)** Each quota of the value of ONE DOLLAR (USD $1.00) shall give the owner thereof the right to one (1) vote.---------------

**(e)** In the event of the death of a member who is a natural person, the company shall continue in existence only with the surviving members and, in such case, the heirs of the deceased member shall only have the right to receive an amount equal to the value of the quotas held by the deceased member at the time of death in exchange for the quotas held by such member.--------------------------------------------------

**ARTICLE FIVE:** ***(Domicile of the company)*** The domicile of the company shall be at P.H. Plaza 2000 Building, 16th Floor, 50th street, Panama, Republic of Panama, but the company may establish its center of operations, offices and branches anywhere in the world as from time to time determined by the members or administrators.---------------------

**ARTICLE SIX:** ***(Duration)*** The duration of the company shall be unlimited unless the company is previously terminated in accordance with the provisions of this instrument. ------------------------------------------

**ARTICLE SEVEN:** ***(Administrators)***-------------------------------------

**(a)** The Administrator of the company shall be Joseph C. Henry, male, citizen of the United States of America, with passport number 017394698.

Notwithstanding the foregoing, the Administrators of the company shall require special authorization from the members to carry out acts or enter into contracts beyond the normal course of business of the company, including, *inter alia*, to transfer its assets, and to encumber them to secure debts of the company.------------------------

**(b)** The members shall appoint and remove administrators. ----------

**ARTICLE EIGHT:** ***(Meetings of the members)*** **(a)** So long as the number of members of this company is not greater than five (5), it shall not be necessary to hold meetings of members. Nevertheless, meetings of the members may be called at any time by the administrators or by members who represent not less than 25% of the capital of the company.

**(b)** The administrator(s) shall be able to consult the members in writing, by facsimile, telegram, cable or by registered mail and the members shall reply in the same manner. The replies shall be filed and kept by the company, and minutes thereof shall be drawn and signed by an Administrator, or whomever is so appointed by the administrator(s), and said replies shall be counted as votes.---------

**(c)** Meetings of the members may be held at any place or places, within or outside the Republic of Panama. At any meeting of the members, any member may be represented and vote by proxy (who need not be a member) appointed by instrument in writing, with or without power of substitution. Meetings of the members shall be deemed to be among persons present if the participants are in direct communication by telephone, videoconference, electronic or other means of communications. Resolutions of the members shall be valid and effective if adopted in writing without a meeting, even if they are signed at different times and places. ------------------------------------------------------------

**ARTICLE NINE:** ***(Fiscal year)*** The fiscal year of the company shall be from January 1st to December 31st of each year.------------------------

**ARTICLE TEN:** ***(Resident Agent)*** The firm of Arias, Fábrega & Fábrega, with address at Plaza 2000 Building, 50th Street, Panama, Republic of

Panama,isherebyauthorizedtosecuretheprotocolizationand recordation at the J?ublic Registry of Panama of any document of the company.--------------------------------------------------------------ARTICLE ELEVEN: (Indemnification) (a) No administrator or attorney in fact of this company shall be liable, responsible or accountable in damages or otherwise to the company or any of the members for any act or omission performed or omitted (i) in good faith on behalf of the company, {ii) in a manner reasonably believed by such administrator or attorney in fact to be within the scope of the authority granted to such person by this charter, by the members or by the administrators, and(iii) in a manner not constituting gross negligence, willful misconduct, fraud or breach of a fiduciary duty.--------------------- (b) This company shall, to the fullest extent permitted by applicable law, indemnify any person who was, is, or is threatened to be made a n' amed defendant or respondent in a proceeding because the person is or was an administrator, employee, or agent of the company from and against any and all of the judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses {including court costs and attorney's fees) actually incurred by the person in connection with the proceeding, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of members or administrators or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Administrator, officer, employee, or agent and shall inure to the benefit of the heirs, ·,

e eoutors, and administrators of such a person; provided, however, that if the person is found liable to the company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification ;tncurred by the is limitedtoreasonable expensesactually (i) person in connection·with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liab'le for wrongful or intentional misconduct in the performance of his duty to the company.--------------------------ARTICL2TWELVE:{TERMINATION) In addition to the reasons already stated in this Instrument, this limited liability company shall be terminated and dissolved by any one of the following circumstances:---,. (a)The agreement of the members; ----------------------------------(b)Where only one member remains in existence, ------------------'· JOSEPH C. HENRY Assistant - Secretary RAMZI AL-HEUREITm President